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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 24, 1999 on the financial statements of Wamberg Financial Corporation for the years ended December 31, 1998 and 1997 and to all references to our firm included in this registration statement.


                                       /s/ BLACKMAN KALLICK BARTELSTEIN, LLP

Chicago, Illinois
September 13, 2000